EXHIBIT C

                         Identification of Group Members

Philip F. Anschutz
c/o Anschutz Company
555 Seventeenth Street
Suite 2400
Denver, CO 80202


Anschutz Company
555 Seventeenth Street
Suite 2400
Denver, CO 80202


Anschutz Family Investment Company LLC
555 Seventeenth Street
Suite 2400
Denver, CO 80202